Exhibit 10.36

X-RITE, INCORPORATED

OUTSIDE DIRECTOR STOCK OPTION AGREEMENT

UNDER THE

X-RITE, INCORPORATED

2006 OMNIBUS LONG TERM INCENTIVE PLAN

This Stock Option Agreement (“Agreement”) is made as of _______________, between X-RITE, INCORPORATED, a Michigan corporation (the “Company”), and _________________, an Outside Director of the Company (the “Optionee”), pursuant to the X-Rite, Incorporated 2006 Omnibus Long Term Incentive Plan, as amended from time to time (the “Plan”), which Plan was approved by the Board and shareholders of the Company on June 30, 2006 and August 22, 2006, respectively. Capitalized terms not otherwise defined herein shall be defined according to the Plan.

1. Grant of Option. Pursuant to the Plan, the Company hereby grants an option to purchase _____________ (            ) shares of the Company’s common stock, par value $.10 per share (“Stock”), to Optionee subject to the terms and conditions of this Agreement and the Plan.

2. Option Price. The Option Price of Stock covered by this option shall be $________ per share. Such Option Price represents the Market Value of the shares of Stock covered by the option on the date that the option is granted.

3. Optionee’s Agreement. In consideration of the Optionee having been elected as a director of the Company, as provided in the Plan, the Company has granted this option. Nothing contained herein, however, shall be interpreted so as to impose on the Company any obligation to retain the Optionee as an Outside Director for any period of time or any particular rate of compensation.

4. Exercise of Option. This option shall be exercisable, in whole or in part, at any time, and from time to time during the period of the option, but in any event no sooner than _______ year(s) following the date of grant, in accordance with the terms of this Agreement as follows:

(a) Period of Option. The option shall terminate upon the expiration of ten (10) years from the date upon which such option was granted, subject to prior termination as provided in the Plan due to termination for Cause, Disability or death of the Optionee.

(b) Right to Exercise. This option shall be exercisable during the lifetime of the Optionee only by the Optionee, or an Authorized Transferee, as defined in Section 5 below. After the Optionee’s death, the option shall be exercisable at any time prior to expiration by: (i) the personal representative of the estate of the Optionee; (ii) any person or persons who shall have acquired the option directly from the Optionee by bequest or inheritance; (iii) any person designated to exercise the option by means of a specific written designation executed by the Optionee and filed with the Company prior to the Optionee’s death in accordance with the terms of the Plan; or (iv) an Authorized Transferee as defined in Section 5 below.

(c) Method of Exercise. This option shall be exercisable, in full or in part, only by giving written notice to the chief financial officer of the Company, which shall:

(i) state the election to exercise the option, the number of shares in respect to which it is being exercised, and the name of the person exercising the option, his or her address and tax identification number (and if the stock certificates are to be registered in more than one name, the names, addresses, and tax identification numbers of such other persons);

(ii) contain such representations and agreements as to the holder’s investment intent with respect to such shares of Stock as may be satisfactory to the Company’s counsel; and

(iii) be signed by the person or persons entitled to exercise the option and, if the option is being exercised by any person or persons other than Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the option.

Payment of the purchase price of any shares with respect to which the option is being exercised shall accompany the written notice and such payment may be made, in whole or in part, in: (a) cash; (b) shares of Stock of the Company already owned by Optionee, valued at the Market Value as of the date of the notice of exercise; provided, however, that (i) there shall be no exercise at any time as to fewer than one hundred (100) shares, unless fewer than one hundred (100) shares remain to be purchased under the option being exercised; and (ii) the option may not be exercised for a period of six (6) months after the date of grant; or (c) Stock Appreciation Rights, if applicable; or by a combination of these methods. The certificate or certificates for shares of Stock as to which the option shall be exercised shall bear any restrictive endorsement the Company, in its sole discretion, deems necessary. In lieu of the delivery of shares of Stock already owned by the Optionee, the Optionee may also provide the Company with a notarized statement attesting to the number of shares owned for at least six months, where upon verification by the Company, the Company may issue to the Optionee only the number of incremental shares to which the Optionee is entitled upon the exercise of the option. In accordance with the terms of the Plan, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price.

(d) Restrictions on Exercise. As a condition to an exercise of this option, the Company may require the person exercising this option to make such representation and warranties to the Company as may be required by any applicable law or regulation.

5. Nontransferability of Option. This option may not be transferred or assigned other than by will, or by the laws of descent and distribution, except that the option may be transferred, in whole or in part, to the Optionee’s spouse and/or the Optionee’s descendants, or to a trust created primarily for the benefit of the Optionee, the Optionee’s spouse, and/or the Optionee’s descendants (“Authorized Transferee”); provided that the Optionee satisfied such conditions to the transfer as may be established from time to time by the Board or as specified in the Plan. In no event, shall any Authorized Transferee pay any consideration to the Optionee with respect to the transfer and Authorized Transferee shall succeed to all of the rights and benefits and be subject to all of the obligations, conditions, and limitations applicable to the original Optionee, except that an Authorized Transferee shall not have any right to further transfer the option. All such rights, benefits, obligations, conditions, and limitations shall be determined as if the original Optionee continued to hold the option whereby provisions of the Plan dealing with the death of an Optionee will continue to refer to the original Optionee regardless of whether the option has been transferred to an Authorized Transferee. Any attempted sale, pledge, assignment, hypothecation, or other transfer of this option contrary to the terms hereof, and any execution, levy, attachment or similar process upon the option, whether by operation of law or otherwise, shall be without any effect, except as otherwise provided in the Plan.

6. No Rights as Shareholder. No Optionee shall have any rights as a shareholder with respect to any share of Stock subject to his or her option prior to the date of issuance of a certificate evidencing ownership of such Stock, and no adjustment will be made for dividends or other rights for which the record date is prior to the date of the certificate, except as provided in Paragraph 8.

7. Withholding. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy any federal, state, or local withholding tax liability prior to the delivery of any certificate or certificates for such shares.

8. Effect of Change in Stock Subject to the Plan. The shares of Stock subject to this option and the exercise price per share shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock subsequent to the date hereof resulting from: (a) a subdivision or consolidation of shares or any other capital adjustment; (b) the payment of a stock dividend; or (c) other increase or decrease in such shares effected without receipt of consideration by the Company. If the Company shall be the surviving corporation in any merger or consolidation, this option shall pertain, apply, and relate to the securities to which a holder of the number of shares of Stock subject to the option would have been entitled after the merger or consolidation. Upon dissolution or liquidation of the Company, or as of the effective date for a merger or consolidation in which the Company is not the surviving corporation, this option shall terminate.

9. Notices. Each notice relating to this Agreement shall be in writing and delivered in person or by certified mail to the proper address. Each notice shall be deemed to have been given on the date it is received. Each notice to the Company and Optionee shall be sent to the address for such party as set forth in the heading of this Agreement. Anyone to whom a notice may be given under this Agreement may designate a new address by written notice to that effect.

10. Benefits of Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and the Optionee and their respective heirs, personal representatives, successors, and assigns. This Agreement and the Plan shall be the sole and exclusive sources of any and all rights which Optionee, his/her heirs, personal representatives, or assigns may have in respect to any options or Stock granted or issued hereunder, whether to Optionee or to any other person.

11. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the state of Michigan without regard to its conflicts of law principles.

IN WITNESS WHEREOF, the Company and Optionee have caused this Agreement to be executed as of the day, month, and year first above written.

X-RITE, INCORPORATED

By

OPTIONEE:

(NAME)